UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 20, 2025
Date of Report (Date of earliest event reported)

Vestis Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	001-41783	92-2573927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Alpharetta Street, Suite 2100,
Roswell, Georgia	30075
(Address of Principal Executive Offices)	(Zip Code)

(470) 226-3655
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	VSTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2025, the Compensation and Human Resources Committee (the “Committee”) of Vestis Corporation (the “Company”) approved special, one-time Long-Term Incentive awards (referred to as “Vestis Retention LTI Awards”) to aid in the retention of certain key employees, including members of the executive leadership team and other key employees of the Company who are critical to the Company’s future success. This group of key employees includes certain executive officers of the Company (other than Jim Barber, President and Chief Executive Officer of the Company).

The Vestis Retention LTI Awards will be granted to the following Executive Officers effective August 25, 2025 (the “Grant Date”) with the following Retention LTI Awards for each as follows:

Vestis Executive Officer & Title	Vestis Retention LTI Award (Time-Vesting RSUs)
Kelly Janzen EVP & Chief Financial Officer	200,000 RSUs
William J. Seward EVP & Chief Operating Officer	80,000 RSUs
André C. Bouchard EVP, Chief Legal Officer, General Counsel & Corporate Secretary	80,000 RSUs
Grant Shih EVP & Chief Technology Officer	80,000 RSUs

These Vestis Retention LTI Awards generally represents between 0.3x and 1.0x of the typical Annual LTI Award grant “value” provided to each Executive Officer, which are typically granted in November for the current fiscal year, subject to Committee approval.

Recipients of the Vestis Retention LTI Award will receive time-based restricted stock units that will vest two-thirds on the second anniversary, and one-third on the third anniversary, of the Grant Date provided that the recipient remains actively employed by the Company on the applicable vesting date. In the event that a recipient’s employment is terminated before an applicable vesting date as a result of death, disability (as defined in the Company’s long term disability plan) or involuntary termination by the Company without Cause (as defined in Vestis’ 2023 Long-Term Incentive Plan), then the recipient shall vest in a pro-rated portion of the Vestis Retention LTI Award on the next scheduled vesting date. The Vestis Retention LTI Award will be granted using the form of retention restricted stock unit award grant agreement (the “Grant Agreement”), also approved by the Committee on August 20, 2025. Recipients must accept the Grant Agreement, which includes a requirement to adhere to the restrictive covenant agreement and the Company’s compensation recovery policy as each are outlined in the Executive Officer’s Employment Agreement in exchange for the valuable consideration provided by the Vestis Retention LTI Award.

A copy of the Grant Agreement is filed with this Current Report on Form 8-K and attached hereto as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Grant Agreement is not complete and is qualified in its entirety by reference to the full text of the Grant Agreement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit
No.	Description

10.1	Form of Vestis Retention Restricted Stock Unit Award Grant Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vestis Corporation

Date:	August 26, 2025	By:	/s/ Jim Barber
		Name:	Jim Barber
		Title:	President and Chief Executive Officer